Form of Note

Promissory Note

$850,400.00 April 4, 2007

For value received, Tecstar, LLC, an Indiana limited liability company (hereinafter referred to as "Borrower"), promises to pay to the order of Alliance No. 1 Building Partners, L.P., a Texas limited partnership ("Lender") at c/o Hillwood Development Company, LLC, 13600 Heritage Parkway, Suite 200, Fort Worth, Texas 76177, Attn: Bill Burton, or at such other address as Lender shall from time to time specify in writing, the principal sum of EIGHT HUNDRED FIFTY THOUSAND FOUR HUNDRED AND NO/100 DOLLARS ($850,400.00), in legal and lawful money of the United States of America, with interest from maturity (however such maturity is brought about) until paid at the Default Rate set out below.

This Note evidences Borrower's payment obligations pursuant to that certain Lease Termination Agreement dated of even date herewith, executed by and between Borrower, as Tenant, and Lender, as Landlord (as amended, supplemented or otherwise modified from time to time, the "Agreement"), and is subject to the provisions of the Agreement.

1. Payment. The principal balance of this Note shall be due and payable on May 2, 2007. This Note shall be payable without interest prior to maturity.

2. Default Rate. Matured unpaid principal shall bear interest from the date of maturity until paid at the lesser of (a) the highest rate permitted by applicable law, or (b) eighteen percent (18%) per annum. Interest shall be computed on a per annum basis of a year of 365 days or 366 days in a leap year, as the case may be, and for the actual number of days elapsed.

3. Default. It is expressly provided that upon default in the punctual payment of this Note as the same shall become due and payable, or upon the occurrence of any other event of default specified herein or in the Agreement, the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Agreement, at law or in equity, or (iv) pursue any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Borrower agrees and promises to pay all costs of collection, including reasonable attorney's fees.

4. Waiver. Borrower expressly waives presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by law, and diligence in the collection hereof; and agrees to all renewals, extensions, indulgences, partial payments, with or without notice, before or after maturity. No delay or omission of Lender in exercising any right hereunder shall be a waiver of such right or any other right under this Note.

5. Governing Law, Venue. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Tarrant County, Texas.

6. Captions. The captions in this Note are inserted for convenience only and are not to be used to limit the terms herein.

TECSTAR, LLC,

an Indiana limited liability company

By:/s/ Douglass C. Goad

Name:

Title: Exec Vice President

Borrower's Mailing Address: